Exhibit 99.1

Internap Reports Second Quarter 2016 Financial Results

•	Revenue of $74.3 million, down 8% versus the second quarter of 2015

•	Data Center and Network Services revenue of $50.5 million, down 6% versus the second quarter of 2015

•	Cloud and Hosting Services revenue of $23.9 million, down 11% versus the second quarter of 2015

•	GAAP net loss was $(10.7) million, or $(0.21) per share, improved over second quarter 2015 net loss of $(12.5) million or $(0.24) per share

•	Adjusted EBITDA[1] of $20.2 million increased 6% versus the second quarter of 2015

•	Adjusted EBITDA margin[1] of 27.1%, up 330 basis points year-over-year

ATLANTA, GA – (August 4, 2016) Internap Corporation (NASDAQ: INAP), a provider of high-performance Internet infrastructure services, today announced financial results for the second quarter of 2016.

“We are pleased with the improvement in adjusted EBITDA margin, driven by improved operational efficiencies as a result of the organizational structure changes made in the first quarter. As we previously communicated, churn from a small number of large customers impacted our revenue performance in the second quarter of 2016. We did see revenue begin to stabilize in the second quarter as the major churn events declined and bookings improved. Given our first half 2016 results, we are updating our full-year 2016 guidance," said Michael Ruffolo, President and Chief Executive Officer of Internap.  “With a return to sequential revenue growth expected in the second half of 2016, we remain confident in our ability to accelerate profitable growth and drive long-term shareholder value.”

Second Quarter 2016 Financial Summary

				YoY	QoQ
	2Q 2016	2Q 2015	1Q 2016	Growth	Growth
Revenues:
Data center and network services	$50,459	$53,521	$50,872	-6%	-1%
Cloud and hosting services	$23,856	$26,911	$25,052	-11%	-5%
Total Revenues	$74,315	$80,432	$75,924	-8%	-2%

Operating Expenses	$76,789	$86,270	$78,125	-11%	-2%

GAAP Net Loss	$(10,693)	$(12,534)	$(9,644)	-15%	11%

Normalized Net Loss[1]	$(7,300)	$(10,290)	$(6,108)	-29%	20%

Segment Profit[2]	$42,945	$47,454	$44,847	-10%	-4%
Segment Profit Margin[2]	57.8%	59.0%	59.1%	-120 BPS	-130 BPS

Adjusted EBITDA	$20,167	$19,109	$20,476	6%	-2%
Adjusted EBITDA Margin	27.1%	23.8%	27.0%	330 BPS	10 BPS

1

Revenue

●	Revenue totaled $74.3 million in the second quarter, a decrease of 8% year-over-year and 2% sequentially. Both decreases were driven by churn from a small number of large customers.

●	Data Center and Network Services revenue totaled $50.5 million in the second quarter, a decrease of 6% year-over-year and 1% sequentially. Both decreases were attributable to lower IP connectivity revenue related to the continued decline in pricing for new and renewing customers and the loss of legacy contracts and a decrease in partner colocation revenue, offset by an increase in company-controlled colocation revenue.

●	Cloud and Hosting Services revenue totaled $23.9 million in the second quarter, a decrease of 11% year-over-year and 5% sequentially. Both decreases were driven by churn from a small number of large customers.

Net Loss

●	GAAP net loss was $(10.7) million, or $(0.21) per share, compared with $(12.5) million, or $(0.24) per share, in the second quarter of 2015 and $(9.6) million, or $(0.19) per share, in the first quarter of 2016.

●	Normalized net loss was $(7.3) million, or $(0.14) per share, compared with normalized net loss of $(10.3) million, or $(0.20) per share, in the second quarter of 2015, and normalized net loss of $(6.1) million, or $(0.12) per share, in the first quarter of 2016.

Segment Profit and Adjusted EBITDA

●	Segment profit totaled $42.9 million in the second quarter, a 10% decrease compared with the second quarter of 2015 and a 4% decrease from the first quarter of 2016. Segment margin was 57.8%, a decrease of 120 basis points year-over-year and 130 basis points sequentially.

●	Data Center and Network Services segment profit totaled $25.8 million in the second quarter, a 6% decrease compared with the second quarter of 2015 and a 3% decrease from the first quarter of 2016. Data Center and Network Services segment margin was 51.1% in the second quarter, down 10 basis points year-over-year and 100 basis points sequentially. Lower IP connectivity revenue and partner colocation revenue offset higher company-controlled colocation revenue and resulted in a decrease in Data Center and Network Services segment profit and segment margin.

●	Cloud and Hosting Services segment profit totaled $17.1 million in the second quarter, a 15% decrease compared with the second quarter of 2015 and a 7% decrease from the first quarter of 2016. Cloud and Hosting Services segment margin was 71.8% in the second quarter, down 270 basis points year-over-year and 140 basis points sequentially. Decreased Cloud and Hosting Services revenue resulted in declines in segment profit and segment margin.

●	Adjusted EBITDA totaled $20.2 million in the second quarter, a 6% increase compared with the second quarter of 2015 and a 2% decrease from the first quarter of 2016. Adjusted EBITDA margin was 27.1% in the second quarter, up 330 basis points year-over-year and up 10 basis points sequentially. The year-over-year increase in adjusted EBITDA and adjusted EBITDA margin was attributable to lower cash operating expense[4] primarily from optimizing our cost structure and improved marketing program efficiencies. Benefits included a decrease in cash-based compensation, a decrease in marketing costs and the elimination of non-core functions, primarily the result of our business unit realignment. Sequentially, lower segment profit weighed on adjusted EBITDA.

Balance Sheet and Cash Flow Statement

●	Cash and cash equivalents totaled $13.9 million at June 30, 2016. Total debt was $377.8 million, net of discount and prepaid costs, at the end of the quarter, including $57.7 million in capital lease obligations.

●	Cash generated from operations for the three months ended June 30, 2016 was $14.0 million. Capital expenditures over the same period were $14.4 million.

2

Business Outlook

Internap updated its financial outlook for full-year 2016:

	Full-Year 2016	Full-Year 2016
	Current Guidance	Previous Guidance

Revenue	$300 million - $305 million	$310 million - $320 million

Adjusted EBITDA	$83 million - $87 million	$80 million - $90 million

Capital Expenditures	$40 million - $50 million	$40 million - $50 million

1	Adjusted EBITDA, adjusted EBITDA margin and normalized net loss are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP information and non-GAAP information related to adjusted EBITDA and normalized net loss are contained in the tables entitled “Reconciliation of Loss from Operations to Adjusted EBITDA,” and “Reconciliation of Net Loss and Basic and Diluted Net Loss Per Share to Normalized Net Loss and Basic and Diluted Normalized Net Loss Per Share” in the attachment.

2	Segment margin and segment profit are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to segment profit and segment margin are contained in the table entitled “Segment Profit and Segment Margin” in the attachment.

Conference Call Information:

Internap’s second quarter 2016 conference call will be held today at 5:00 p.m. ET. Listeners may connect to a webcast of the call, which will include accompanying presentation slides, on the investor relations section of Internap’s web site at http://ir.internap.com/events.cfm. The call can be also accessed by dialing 866-515-9839. International callers should dial 631-813-4875. An online archive of the webcast presentation will be available for one month following the call. An audio-only replay will be accessible from Thursday, August 4, 2016 at 8:00 p.m. ET through Wednesday, August 10, 2016 at 855-859-2056 using replay code 41861490. International callers can listen to the archived event at 404-537-3406 with the same code.

About Internap

Internap is the high-performance Internet infrastructure provider that powers the applications shaping the way we live, work and play. Our hybrid infrastructure delivers performance without compromise – blending virtual and bare-metal cloud, hosting and colocation services across a global network of data centers, optimized from the application to the end user and backed by rock-solid customer support and a 100% uptime guarantee. Since 1996, the most innovative companies have relied on Internap to make their applications faster and more scalable. For more information, visit www.internap.com.

3

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to our expectations for full-year 2016 revenue, adjusted EBITDA and capital expenditures and our ability to accelerate profitable growth and drive long-term shareholder value. Our ability to achieve these forward-looking statements is based on certain assumptions, including our ability to execute on our business strategy, leveraging of multiple routes to market, expanded brand awareness for high-performance Internet infrastructure services and customer churn levels. These assumptions may prove to be inaccurate in the future. Because such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These factors include our ability to execute on our business strategy and drive growth; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; the robustness of the IT infrastructure services market; our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to sell into new and existing data center space; the actual performance of our IT infrastructure services; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; and our ability to protect our intellectual property, as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Mariah Torpey	Mary Ann Arico
(781) 418-2404	(404) 302-9982
internap@teamlewis.com	ir@internap.com

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INTERNAP CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Data center and network services	$50,459	$53,521	$101,331	$107,589
Cloud and hosting services	23,856	26,911	48,908	53,629
Total revenues	74,315	80,432	150,239	161,218

Operating costs and expenses:
Direct costs of sales and services, exclusive of depreciation and amortization, shown below:
Data center and network services	24,650	26,116	49,023	52,597
Cloud and hosting services	6,720	6,862	13,424	13,727
Direct costs of customer support	7,919	9,090	16,723	18,208
Sales, general and administrative	18,131	21,577	37,061	43,544
Depreciation and amortization	19,217	22,566	38,330	42,774
Exit activities, restructuring and impairments	152	59	353	325
Total operating costs and expenses	76,789	86,270	154,914	171,175

Loss from operations	(2,474)	(5,838)	(4,675)	(9,957)

Non-operating expenses:
Interest expense	8,082	6,825	15,067	13,689
Other, net	116	55	471	(474)
Total non-operating expenses	8,198	6,880	15,538	13,215

Loss before income taxes and equity in earnings of equity-method investment	(10,672)	(12,718)	(20,213)	(23,172)
Provision (benefit) for income taxes	62	(137)	200	(111)
Equity in earnings of equity-method investment, net of taxes	(41)	(47)	(77)	(85)

Net loss	$(10,693)	$(12,534)	$(20,336)	$(22,976)

Basic and diluted net loss per share	$(0.21)	$(0.24)	$(0.39)	$(0.45)

Weighted average shares outstanding used in computing net loss per share:
Basic and diluted	52,062	51,579	52,241	51,590

5

INTERNAP CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	June 30,	December 31,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$13,868	$17,772
Accounts receivable, net of allowance for doubtful accounts of $1,319 and $1,751, respectively	18,358	20,292
Prepaid expenses and other assets	11,975	12,405
Total current assets	44,201	50,469

Property and equipment, net	325,136	328,700
Investment in joint venture	3,020	2,768
Intangible assets, net	31,159	32,887
Goodwill	130,313	130,313
Deposits and other assets	8,998	9,474
Total assets	$542,827	$554,611

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$26,054	$22,607
Accrued liabilities	10,467	10,737
Deferred revenues	6,540	6,603
Capital lease obligations	9,586	8,421
Term loan, less discount of $2,192 and $1,784, respectively	808	1,215
Exit activities and restructuring liability	1,432	2,034
Other current liabilities	1,358	2,566
Total current liabilities	56,245	54,183

Deferred revenues	4,967	4,759
Capital lease obligations	48,149	48,692
Revolving credit facility	35,500	31,000
Term loan, less discount of $5,721 and $5,703 respectively	283,779	285,298
Exit activities and restructuring liability	1,486	1,844
Deferred rent	7,879	8,879
Deferred tax liability	1,223	880
Other long-term liabilities	4,424	4,640
Total liabilities	443,652	440,175

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 20,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 120,000 shares authorized; 56,689 and 55,971 shares outstanding, respectively	57	56
Additional paid-in capital	1,281,762	1,277,511
Treasury stock, at cost; 962 and 826 shares, respectively	(6,736)	(6,393)
Accumulated deficit	(1,174,293)	(1,153,957)
Accumulated items of other comprehensive loss	(1,615)	(2,781)
Total stockholders' equity	99,175	114,436
Total liabilities and stockholders' equity	$542,827	$554,611

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INTERNAP CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cash Flows from Operating Activities:
Net loss	$(10,693)	$(12,534)	$(20,336)	$(22,976)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	19,217	22,566	38,330	42,774
Amortization of debt discount and issuance costs	711	499	1,233	990
Stock-based compensation expense, net of capitalized amount	1,542	2,185	3,464	3,764
Equity in earnings of equity-method investment	(41)	(47)	(77)	(85)
Provision for doubtful accounts	239	207	580	606
Non-cash change in capital lease obligations	40	120	527	(640)
Non-cash change in exit activities and restructuring liability	272	165	619	536
Non-cash change in deferred rent	(516)	(386)	(1,000)	(788)
Deferred taxes	(38)	(211)	39	(157)
Payment of debt lender fees	(1,716)	-	(1,716)	-
Other, net	(15)	263	186	19
Changes in operating assets and liabilities:
Accounts receivable	1,165	77	1,702	(1,647)
Prepaid expenses, deposits and other assets	2,660	582	4,606	(962)
Accounts payable	4,084	(510)	2,269	(8,162)
Accrued and other liabilities	(2,028)	(651)	(3,931)	(1,554)
Deferred revenues	(97)	1,409	94	1,153
Exit activities and restructuring liability	(775)	(679)	(1,579)	(1,342)
Asset retirement obligation	-	-	(174)	-
Other liabilities	8	17	(35)	35
Net cash flows provided by operating activities	14,019	13,072	24,801	11,564

Cash Flows from Investing Activities:
Purchases of property and equipment	(14,032)	(15,699)	(26,314)	(30,689)
Additions to acquired and developed technology	(370)	(98)	(769)	(810)
Net cash flows used in investing activities	(14,402)	(15,797)	(27,083)	(31,499)

Cash Flows from Financing Activities:
Proceeds from credit agreements	3,000	4,000	4,500	17,000
Principal payments on credit agreements	(750)	(750)	(1,500)	(1,500)
Payments on capital lease obligations	(2,468)	(1,947)	(4,827)	(3,717)
Proceeds from exercise of stock options	675	1,906	675	4,489
Acquisition of common stock for income tax withholdings	(127)	(250)	(343)	(868)
Other, net	(116)	(37)	(192)	943
Net cash flows (used in) provided by financing activities	214	2,922	(1,687)	16,347
Effect of exchange rates on cash and cash equivalents	139	(4)	65	(84)
Net decrease in cash and cash equivalents	(30)	193	(3,904)	(3,672)
Cash and cash equivalents at beginning of period	13,898	16,219	17,772	20,084
Cash and cash equivalents at end of period	$13,868	$16,412	$13,868	$16,412

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INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including adjusted EBITDA and adjusted EBITDA margin, normalized net loss, normalized diluted shares outstanding, segment profit and segment margin, levered free cash flow and cash operating expense. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net loss is loss from operations and net loss, respectively. The most directly comparable GAAP equivalent to normalized diluted shares outstanding is diluted common shares outstanding.

We define non-GAAP measures as follows:

●	Adjusted EBITDA is loss from operations plus depreciation and amortization, loss (gain) on disposals of property and equipment, exit activities, restructuring and impairments, stock-based compensation, strategic alternatives and related costs, organizational realignment costs and acquisition costs.

●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues.

●	Normalized net loss is net loss plus exit activities, restructuring and impairments, stock-based compensation, acquisition costs and strategic alternatives and related costs.

●	Normalized diluted shares outstanding are diluted shares of common stock outstanding used in GAAP net loss per share calculations, excluding the dilutive effect of stock-based compensation using the treasury stock method.

●	Normalized net loss per share is normalized net loss divided by basic and normalized diluted shares outstanding.

●	Segment profit is segment revenues less direct costs of sales and services, exclusive of depreciation and amortization for the segment, as presented in the notes to our consolidated financial statements. Segment profit does not include direct costs of customer support or any depreciation or amortization associated with direct costs.

●	Segment margin is segment profit as a percentage of segment revenues.

●	Levered free cash flow is adjusted EBITDA less capital expenditures, net of equipment sale-leaseback transactions and cash paid for interest.

●	Cash operating expense is GAAP operating expense less direct cost of sales and services, depreciation and amortization, loss (gain) on disposals of property and equipment, exit activities, restructuring and impairments, stock-based compensation, acquisition costs and strategic alternatives and related costs.

We detail reconciliations of our non-GAAP financial measures to the most directly comparable financial measure in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss on disposals of property and equipment, as well as impairments and restructuring, to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

We believe that exit activities, restructuring and impairment charges, strategic alternatives and related costs and organizational realignment costs are unique costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

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INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss and net loss per share information by providing normalized net loss and normalized net loss per share, excluding the effect of exit activities, restructuring and impairments, stock-based compensation and acquisition costs in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●	EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●	investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of segment profit and segment margin excludes direct costs of customer support and depreciation and amortization in order to allow investors to see the business through the eyes of management. Management views direct costs of network, sales and services as generally less controllable, external costs and management regularly monitors the margin of revenues in excess of these direct costs. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be more within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Segment margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

We also have excluded depreciation and amortization from segment profit and segment margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

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INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

RECONCILIATION OF LOSS FROM OPERATIONS TO ADJUSTED EBITDA

A reconciliation of loss from operations, the most directly comparable GAAP measure, to adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
Loss from operations (GAAP)	$(2,474)	$(2,201)	$(5,838)
Depreciation and amortization	19,217	19,113	22,566
Loss on disposal of property and equipment, net	31	28	137
Exit activities, restructuring and impairments	152	201	59
Stock-based compensation	1,542	1,922	2,185
Strategic alternatives and related costs	282	141	-
Organizational realignment costs	1,417	1,272	-
Adjusted EBITDA (non-GAAP)	$20,167	$20,476	$19,109

10

RECONCILIATION OF NET LOSS AND BASIC AND DILUTED
NET LOSS PER SHARE TO NORMALIZED NET LOSS AND
BASIC AND DILUTED NORMALIZED NET LOSS PER SHARE

Reconciliations of (1) net loss, the most directly comparable GAAP measure, to normalized net loss, (2) diluted shares outstanding used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share outstanding calculations and (3) net loss per share, the most directly comparable GAAP measure, to normalized net loss per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
Net loss (GAAP)	$(10,693)	$(9,644)	$(12,534)
Exit activities, restructuring and impairments	152	201	59
Stock-based compensation	1,542	1,922	2,185
Strategic alternatives and related costs	282	141	-
Organizational realignment costs	1,417	1,272	-
Normalized net loss (non-GAAP)	$(7,300)	$(6,108)	$(10,290)

Weighted average shares outstanding used in per share calculation:
Basic and diluted (GAAP)	52,062	51,774	51,579
Add potentially dilutive securities	-	-	-
Less dilutive effect of stock-based compensation under the treasury stock method	-	-	-
Normalized diluted shares (non-GAAP)	52,062	51,774	51,579

Loss per share (GAAP):
Basic and diluted	$(0.21)	$(0.19)	$(0.24)

Normalized net loss per share (non-GAAP):
Basic and diluted	$(0.14)	$(0.12)	$(0.20)

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INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

INTERNAP CORPORATION
SEGMENT PROFIT AND SEGMENT MARGIN

Segment profit and segment margin, which does not include direct costs of customer support or any depreciation or amortization, for each of the periods indicated is as follows (dollars in thousands):

	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
Revenues:
Data center and network services:
Company-controlled	$22,933	$22,357	$21,801
Partner	9,793	9,938	10,711
IP connectivity	17,733	18,577	21,009
Total data center and network services	50,459	50,872	53,521
Cloud and hosting services	23,856	25,052	26,911
Total	74,315	75,924	80,432

Direct cost of sales and services, exclusive of depreciation and amortization:
Data center and network services:
Company-controlled	9,994	9,712	9,510
Partner	7,051	7,172	7,963
IP connectivity	7,605	7,489	8,643
Total data center and network services	24,650	24,373	26,116
Cloud and hosting services	6,720	6,704	6,862
Total	31,370	31,077	32,978

Segment Profit:
Data center and network services
Company-controlled	12,939	12,645	12,291
Partner	2,742	2,766	2,748
IP connectivity	10,128	11,088	12,366
Total data center and network services	25,809	26,499	27,405
Cloud and hosting services	17,136	18,348	20,049
Total	$42,945	$44,847	$47,454

Segment Margin:
Data center and network services
Company-controlled	56.4%	56.6%	56.4%
Partner	28.0%	27.8%	25.7%
IP connectivity	57.1%	59.7%	58.9%
Total data center and network services	51.1%	52.1%	51.2%
Cloud and hosting services	71.8%	73.2%	74.5%
Total	57.8%	59.1%	59.0%

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INTERNAP CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

LEVERED FREE CASH FLOW

Levered free cash flow is a non-GAAP measure and is adjusted EBITDA less capital expenditures, net of equipment sale-leaseback transactions and cash paid for interest (in thousands):

	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
Adjusted EBITDA (non-GAAP)	$20,167	$20,476	$19,109
Capital expenditures, net of equipment sale-leaseback transactions	(14,402)	(12,681)	(15,797)
Unlevered free cash flow (non-GAAP)	5,765	7,795	3,312

Cash interest expense	(7,816)	(6,540)	(6,602)
Levered free cash flow (non-GAAP)	$(2,051)	$1,255	$(3,290)

CASH OPERATING EXPENSE

Cash operating expense is a non-GAAP measure and is operating expense defined by GAAP, less direct costs of sales and services, depreciation and amortization, (loss) gain on disposal of property and equipment, exit activities, restructuring and impairments, stock-based compensation, acquisition costs and strategic alternatives and related costs (in thousands):

	Three Months Ended
	June 30, 2016	March 31, 2016	June 30, 2015
Total operating costs and expenses	$76,789	$78,125	$86,270
Direct costs of sales and services, exclusive of depreciation and amortization	(31,370)	(31,077)	(32,978)
Depreciation and amortization	(19,217)	(19,113)	(22,566)
Loss on disposal of property and equipment, net	(31)	(28)	(137)
Exit activities, restructuring and impairments	(152)	(201)	(59)
Stock-based compensation	(1,542)	(1,922)	(2,185)
Strategic alternatives and related costs	(282)	(141)	-
Organizational realignment costs	(1,417)	(1,272)	-
Cash operating expense (non-GAAP)	$22,778	$24,371	$28,345

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